SCHEDULE A

(as of September 21, 2018)

As consideration for the Adviser’s services to each of the Funds listed below, the Adviser shall receive from each Fund a unitary fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of the Fund’s average daily net assets during the month.

ETF	Annual Percentage of Average Daily Net Assets (%)		Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco Dow Jones Industrial Average Dividend ETF	0.07	*	12/19/17	4/6/2018	4/6/2018	4/30/19
Invesco NASDAQ Internet ETF	0.60		04/18/08	6/11/08	6/12/08	4/30/19
Invesco Raymond James SB-1 Equity ETF	0.75		12/19/17	5/18/2018	5/18/2018	4/30/19
Invesco S&P 100® Equal Weight ETF	0.40		12/19/17	4/6/2018	4/6/2018	4/30/19
Invesco S&P 500 BuyWrite ETF	0.49		12/18/07	12/18/07	12/19/07	4/30/19
Invesco S&P 500® Equal Weight Communication Services ETF	0.40		09/21/18	[ ]	[ ]	04/30/20
Invesco S&P 500® Equal Weight Consumer Discretionary ETF	0.40		12/19/17	4/6/2018	4/6/2018	4/30/19
Invesco S&P 500® Equal Weight Consumer Staples ETF	0.40		12/19/17	4/6/2018	4/6/2018	4/30/19
Invesco S&P 500® Equal Weight Energy ETF	0.40		12/19/17	4/6/2018	4/6/2018	4/30/19
Invesco S&P 500® Equal Weight ETF	0.20		12/19/17	4/6/2018	4/6/2018	4/30/19
Invesco S&P 500® Equal Weight Financials ETF	0.40		12/19/17	4/6/2018	4/6/2018	4/30/19
Invesco S&P 500® Equal Weight Health Care ETF	0.40		12/19/17	4/6/2018	4/6/2018	4/30/19
Invesco S&P 500® Equal Weight Industrials ETF	0.40		12/19/17	4/6/2018	4/6/2018	4/30/19

*	Effective September 24, 2018, the unitary fee of Invesco Dow Jones Industrial Average Dividend ETF will be reduced from 0.30% to 0.07%.

Trust I - AMR Advisory Agreement (Unitary Fee) with 09.21.18 schedule

Invesco S&P 500® Equal Weight Materials ETF	0.40	12/19/17	4/6/2018	4/6/2018	4/30/19
Invesco S&P 500® Equal Weight Real Estate ETF	0.40	12/19/17	4/6/2018	4/6/2018	4/30/19
Invesco S&P 500® Equal Weight Technology ETF	0.40	12/19/17	4/6/2018	4/6/2018	4/30/19
Invesco S&P 500® Equal Weight Utilities ETF	0.40	12/19/17	4/6/2018	4/6/2018	4/30/19
Invesco S&P 500® Pure Growth ETF	0.35	12/19/17	4/6/2018	4/6/2018	4/30/19
Invesco S&P 500® Pure Value ETF	0.35	12/19/17	4/6/2018	4/6/2018	4/30/19
Invesco S&P 500® Top 50 ETF	0.20	12/19/17	4/6/2018	4/6/2018	4/30/19
Invesco S&P MidCap 400® Equal Weight ETF	0.40	12/19/17	4/6/2018	4/6/2018	4/30/19
Invesco S&P MidCap 400® Pure Growth ETF	0.35	12/19/17	4/6/2018	4/6/2018	4/30/19
Invesco S&P MidCap 400® Pure Value ETF	0.35	12/19/17	4/6/2018	4/6/2018	4/30/19
Invesco S&P SmallCap 600® Equal Weight ETF	0.40	12/19/17	4/6/2018	4/6/2018	4/30/19
Invesco S&P SmallCap 600® Pure Growth ETF	0.35	12/19/17	4/6/2018	4/6/2018	4/30/19
Invesco S&P SmallCap 600® Pure Value ETF	0.35	12/19/17	4/6/2018	4/6/2018	4/30/19
Invesco Wilshire Micro-Cap ETF	0.50	12/19/17	4/6/2018	4/6/2018	4/30/19
Invesco Wilshire US REIT ETF	0.32	12/19/17	5/18/2018	5/18/2018	4/30/19

Trust I - AMR Advisory Agreement (Unitary Fee) with 09.21.18 schedule

Attest:		INVESCO EXCHANGE-TRADED FUND TRUST

By:	/s/ Peter Davidson	By:	/s/ Daniel E. Draper
	Name: Peter Davidson		Name: Daniel E. Draper
	Title: Assistant Secretary		Title: President

Attest:		INVESCO CAPITAL MANAGEMENT LLC

By:	/s/ Peter Davidson	By:	/s/ Daniel E. Draper
	Name: Peter Davidson		Name Daniel E. Draper
	Title: Assistant Secretary		Title: Managing Director

Trust I - AMR Advisory Agreement (Unitary Fee) with 09.21.18 schedule